Exhibit 10(a)3


                         DEFERRED COMPENSATION PLAN FOR

                    OUTSIDE DIRECTORS OF THE SOUTHERN COMPANY

                 Amended and Restated Effective January 1, 2008





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                                   SECTION 1

                          Purpose and Adoption of Plan

1.1      Adoption

         The Southern Company previously established the Deferred Compensation Plan for Directors of The Southern Company. The Plan was last amended and restated effective July 15, 2002. The Plan has been amended from time to time including this good faith amendment and restatement effective January 1, 2008 to comply with Code Section 409A. Except as otherwise provided herein and consistent with Sections 1.2 and 1.3, the terms of the Plan as in effect prior to the effective date of this Plan shall continue to be applicable to deferrals made pursuant to the Plan prior to January 1, 2008.

1.2      Pre-2005 Deferrals

         Compensation paid to Directors and deferred under the Plan prior to January 1, 2005 shall be treated by Southern as not subject to Section 409A of the Code and therefore "grandfathered." The Account balance (plus earnings thereon) of the "grandfathered" deferrals shall only be subject to the provisions of the Plan in effect prior to January 1, 2005. In accordance with transition rules under Section 409A of the Code, Internal Revenue Service Notice 2005-1, and any other applicable guidance from the Department of Treasury, the provisions of the prior Plan are only intended to preserve the rights and features of the "grandfathered" deferrals and are, therefore, not intended to be "materially modified" with respect to any aspect of such rights and features. Provisions of the prior Plan should be so construed whenever necessary or appropriate.

1.3      409A Good Faith Period

         For the period from January 1, 2005 to December 31, 2008, the Plan shall be administered in good faith compliance with Section 409A of the Code. At a time and in a manner determined by the Committee, Directors shall make timely elections to conform to the Plan's terms effective on and after January 1, 2008.
  Such elections shall be made prior to January 1, 2008 and shall apply to elections to defer Cash Compensation and/or Stock Retainer subject to Section 409A of the Code on and after January 1, 2005. In particular, such elections shall establish the form and timing of commencement of distribution of amounts in Deferred Compensation Accounts pursuant to a new Distribution Election. Such elections are intended to meet the transition requirements of Section 409A of the Code, Internal Revenue Service Notice 2005-1 and other related guidance promulgated by the Department of Treasury.

                                   SECTION 2

                                   Definitions

         2.1 "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         2.2 "Board" or "Board of Directors" means the Board of Directors of the Company.


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         2.3 "Business Combination" means a reorganization, merger or consolidation or sale of Southern with another corporation or an entity treated as a corporation for placecountry-regionUnited States federal income tax purposes.

         2.4 "Cash Compensation" means the annual retainer fees and meeting fees payable to a Director in cash.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         2.6 "Committee" means the Governance Committee of the Board, or such other committee as may be designated by the Board to be responsible for administering the Plan.

         2.7 "Common Stock" means the common stock of Southern, including any shares into which it may be split, subdivided, or combined.

         2.8 "Company" means Southern Company or any successor thereto.

         2.9 "Compensation Payment Date" means the date on which compensation, including Cash Compensation and the Stock Retainer, is payable to a Director or compensation which would otherwise be payable to a Director if an election to defer such compensation had not been made.

         2.10 "Consummation" means the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         2.11 "Control" means, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         2.12 "Deferred Cash Trust" means the Deferred Cash Compensation Trust for Directors of The Southern Company and its Subsidiaries.

         2.13 "Deferred Compensation Account" means the Prime Rate Investment Account, the Phantom Stock Investment Account, the Deferred Stock Account and/or the Stock Dividend Investment Account.

         2.14 "Deferred Stock Account" means the bookkeeping account established under Section 7.3 on behalf of a Director and includes shares of Common Stock credited thereto to reflect the reinvestment of dividends pursuant to Section 7.3(a)(iii).

         2.15 "Deferred Stock Trust" means the Deferred Stock Trust for Directors of The Southern Company and its Subsidiaries.

         2.16 "Director" means a member of the Board.

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         2.17 "Distribution Election" means the designation by a Director of the manner of distribution of the amounts and quantities held in the Director's Deferred Compensation Accounts upon the director's termination from the Board pursuant to Section 6.3.

         2.18 "Effective Date" of the amendment and restatement means January 1, 2008.

         2.19 "Employee" means an employee of Southern or any of its subsidiaries that are "employing companies" as defined in the Southern Company Deferred Compensation Plan as amended and restated effective January 1, 2005, and as may be amended from time to time thereafter.

         2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.21 "Funding Change in Control" means any of the following:

         (a) The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 35% or more of Southern's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern's Voting Securities shall not constitute a Funding Change in Control:

               (i) any acquisition directly from Southern,

               (ii) any acquisition by Southern,

               (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,

               (iv) any acquisition by a qualified pension plan or publicly held mutual fund,

               (v) any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed exclusively of such employees, or

               (vi) any Business Combination which would not otherwise constitute a Funding Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 2.21(a);

         (b) The date a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election;

         (c) The Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

               (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting


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          from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

               (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

               (iii) the majority of the members of the board of directors of Surviving Company during the 12-month period following the Business Combination were members of the Southern Board of Directors at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board of Directors providing for such Business Combination or such members of the board of directors of the Surviving Company are directors whose appointment or election was endorsed by a majority of the members of such Southern Board of Directors.

         2.22 "Funding Event" shall mean the occurrence of any of the following events as administratively determined by the Southern Committee:

         (a) The Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Funding Change in Control;

         (b) The Company or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Funding Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

         (c) Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or

         (d) The Board elects to otherwise fund the Deferred Cash Trust and Deferred Stock Trust in accordance with the provisions of Section 9.

         2.23 "Group" has the meaning set forth in Section 14(d) of the Exchange Act.

         2.24 "Incumbent Board" means those individuals who constitute the Southern board of directors as of January 1, 2008, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern board of directors subsequent to January 1, 2008, whose initial assumption of office


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occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern board of directors shall be a member of the Incumbent Board.

         2.25 "Market Value" means the average of the high and low prices of the Common Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date such Market Value is to be determined, as specified herein (or the average of the high and low sale prices on the trading day immediately preceding such date if the Common Stock is not traded on the New York Stock Exchange on such date).

         2.26 "Modification Delay" means that the election shall not take effect until twelve (12) months after the date the election is made, the payment which is the subject of the election shall be deferred five (5) years from the date previously elected by the Director, and where applicable in the case of a payment made pursuant to a fixed schedule or specified time, the election must be made at least twelve (12) months prior to the time payment is scheduled to be made.

         2.27 "Outside Directors Stock Plan" means the Outside Directors Stock Plan for The Southern Company and Its Subsidiaries, effective May 26, 2004 in accordance with its terms, as may be amended from time-to-time.

         2.28 "Participant" means a Director or former Director who has an unpaid Deferred Compensation Account balance under the Plan.

         2.29 "Participating Companies" means those companies that are affiliated with the Company whose boards of directors have authorized the establishment of trust(s) for the funding of their respective directors' Deferred Compensation Accounts under their respective Deferred Compensation Plans for Directors, including the Plan as maintained by the Company for its Directors.

         2.30 "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         2.31 "Phantom Stock Investment Account" means the bookkeeping account established pursuant to Section 7.2 in which a Director may elect to defer Cash Compensation or make investments, and includes amounts credited thereto to reflect the reinvestment of dividends.

         2.32 "Plan" means the Deferred Compensation Plan for Outside Directors of The Southern Company from time-to-time in effect.

         2.33 "Plan Period" means the period designated in Section 5.

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         2.34 "Preliminary Change in Control" means the occurrence of any of the following as determined by the Southern Committee:

         (a) The Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Southern Change in Control;

         (b) The Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Southern Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

         (c) Any Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock.

         2.35 "Prime Interest Rate" means the prime rate of interest as published in the Wall Street Journal or its successor on the 1st day of each quarter.

         2.36 "Prime Rate Investment Account" means the bookkeeping account established pursuant to Section 7.1 in which a Director may elect to defer Cash Compensation or make investments, the investment return on which is computed at the Prime Interest Rate.

         2.37 "Separation from Service" means a ceasing of the obligation to provide service as a Director.

         2.38 "Southern" means Southern Company.

         2.39 "Southern Change in Control" means any of the following:

         (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern's Voting Securities shall not constitute a Change in Control:

               (i) any acquisition directly from Southern,

               (ii) any acquisition by Southern,

               (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,

               (iv) any acquisition by a qualified pension plan or publicly held mutual fund,

               (v) any acquisition by an Employee or Group composed exclusively of Employees, or

               (vi) any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses
          (i), (ii) and (iii) of Section 2.39(a) of this Schedule;

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         (b) A change in the composition of Southern's board of directors whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of Southern's board of directors; or

         (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

               (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

               (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

               (iii) at least a majority of the members of the board of directors of Surviving Company were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Southern board of directors, providing for such Business Combination.

         2.40 "Southern Committee" means a committee comprised of the Chairman of the Board, the Chief Financial Officer of the Company and the General Counsel of the Company.

         2.41 "Stock Dividend Investment Account" means the bookkeeping account(s) established pursuant to Section 7.4 on behalf of a Director that is credited with shares of stock, other than Common Stock, paid as a dividend on shares of Common Stock.

         2.42 "Stock Retainer" means the portion of the Director's retainer fee that is required to be paid to the Director in Common Stock pursuant to the Outside Directors Stock Plan. Such amount may be denominated in dollars and/or shares of Common Stock.

         2.43 "Transferred Amount" means an amount (a) equal to the value of a Director's accounts under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, or Mississippi Power Company and (b) which has been transferred to the Plan in connection with the Director's transfer from the board of directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, or Mississippi Power Company to the Board.

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         2.44 "Trust Administrator" means the individual or committee that is established in the Deferred Stock Trust and the Deferred Cash Trust, to administer such trusts on behalf of the Participating Companies.

         2.45 "Voting Securities" means the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine gender, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   SECTION 3

                                     Purpose

         The Plan provides Directors with an opportunity to defer compensation paid to them on and after January 1, 2008 until a date following their Separation from Service as a member of the Board.

                                   SECTION 4

                                   Eligibility

         An individual who serves as a Director and is not otherwise actively employed by the Company or any of its subsidiaries or affiliates is eligible to participate in the Plan.

                                   SECTION 5

                                  Plan Periods

         Except as pertains to a Director's initial Plan Period, all Plan Periods shall be on a calendar year basis. The initial Plan Period applicable to any person elected to the Board who was not a Director on the preceding December 31, shall begin on the first day of the quarter next following the effective date of the Director's election to the Board where timing permits the transfer of Director compensation data for purposes of administration of an initial deferral election under this Section 5. Notwithstanding the preceding sentence, the initial Plan Period under this amended and restated Plan for Directors serving as of the Effective Date shall begin January 1, 2008.

                                   SECTION 6

                                    Elections

         6.1 Cash Compensation

         (a) Prior to the beginning of a Plan Period, a Director may direct that payment of all or any portion of Cash Compensation that otherwise would be paid to the Director for the Plan Period, be deferred in amounts as designated by the Director, and credited to (i) a Prime Rate Investment Account, (ii) a Phantom


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Stock Investment Account, or (iii) a Deferred Stock Account. With respect to a
Director's initial Plan Period, such direction to defer shall be made in a timely manner prior to the commencement of the Plan Period in accordance with requirements established by the Committee consistent with Section 5. Upon the Director's Separation from Service from the Board of Directors, such deferred compensation and accumulated investment return held in the Director's Deferred Compensation Accounts shall be distributed to the Director in accordance with the Director's Distribution Election and the provisions of Section 8.

               (b) (i) An election to defer Cash Compensation is irrevocable for a Plan Period. Such an election shall continue from Plan Period to Plan Period unless the Director changes his election to defer Cash Compensation payable in a future Plan Period prior to the beginning of such future Plan Period.

               (ii) The Participant may transfer all or a portion of his Deferred Compensation Account(s) to another Deferred Compensation Account(s) as provided below. No transfer of amounts between investment options shall be permitted under the Plan except during a window period and in accordance with requirements which may be designated by the Committee. The length and timing of each window period, the restrictions and procedures for transfer, the valuation of transferred Deferred Compensation Accounts or portions of Deferred Compensation Accounts, and the effective date of such transfers shall be determined by the Committee. In no event prior to a Director's Separation of Service from the Board may the Committee permit the transfer of a Participant's Stock Retainer. Notwithstanding the preceding sentence, a transfer of a Participant's Stock Retainer may occur after a Director's Separation from Service from the Board as determined by the Committee.

         (c) Cash Compensation deferred under this Section 6.1 shall be invested in Deferred Compensation Accounts as directed by the Director in accordance with procedures established by the Committee prior to the Compensation Payment Date.

         6.2 Stock Retainer

         Director compensation designated as Stock Retainer shall be credited to the Director's Deferred Stock Account as of the Compensation Payment Date. Upon the Director's Separation from Service from the Board of Directors, such compensation and accumulated investment return held in the Director's Deferred Stock Account shall be distributed to the Director in accordance with the Director's Distribution Election and the provisions of Section 8.

         6.3 Distribution Election

         (a) Except as set forth in Section 6.3(b), prior to the initial establishment of a Deferred Compensation Account for a Director, the Director must elect that upon Separation from Service from the Board of Directors the values and quantities held in the Directors Deferred Compensation Accounts be distributed to the Director, pursuant to the provisions of Section 8 in a single lump sum or in a series of annual installments not to exceed ten (10). The time for the commencement of distributions shall be elected by the Director and shall not be later than the first day of the month coinciding with or next following


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the second anniversary of termination of Board membership. Notwithstanding the foregoing, a Director may elect to modify his distribution election under this
Section 6.3 provided that such modification is subject to the requirements of the Modification Delay.

         (b) In the event of a Director's Separation from Service from the Board with Deferred Compensation Accounts established under Section 7.5, the Transferred Amounts and accumulated investment return held in the Accounts shall be distributed to the Director in accordance with the Director's distribution election in effect under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, or Mississippi Power Company on the date the Director transferred to the Board, and the provisions of Section 8, unless such election is changed pursuant to Section 6.3(a).

         6.4 Beneficiary Designation

         A Director or former Director may designate a beneficiary to receive distributions from the Plan in accordance with the provisions of Section 8 upon the death of the Director. The beneficiary designation may be changed by a Director or former Director at any time, and without the consent of the prior beneficiary.

         6.5 Form of Election

         All elections pursuant to the provisions of this Section 6 of the Plan shall be made in writing to the Secretary of the Company or Assistant Secretary of the Company or such other person designated by the Committee on a form or forms available upon request.

                                   SECTION 7

                                    Accounts

         7.1 Prime Rate Investment Account

         A Prime Rate Investment Account shall be established for each Director electing deferral of Cash Compensation for investment at the Prime Interest Rate. The amount directed by the Director to such account shall be credited to it as of the Compensation Payment Date, as applicable, and credited thereafter with interest computed using the Prime Interest Rate. Interest shall be computed from the date such compensation is credited to the account and compounded quarterly at the end of each calendar quarter. The Prime Interest Rate in effect on the first day of a calendar quarter shall be deemed the Prime Interest Rate in effect for that entire quarter. Interest shall accrue and compound on any balance until the amount credited to the account is fully distributed.

         7.2 Phantom Stock Investment Account

         The Phantom Stock Investment Account established for each Director electing deferral of Cash Compensation for investment at the Common Stock investment rate shall be credited with the number of shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock which could have been purchased on the Compensation Payment Date as determined by


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dividing the applicable compensation by the Market Value on such date. On the date of the payment of dividends on the Common Stock, the Director's Phantom Stock Investment Account shall be credited with additional shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock, as follows:

         (a) In the case of cash dividends, such additional shares as would have been purchased as of the Common Stock dividend record date as if the credited shares had been outstanding on such date and dividends reinvested thereon under the Southern Company Southern Investment Plan;

         (b) In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Market Value as of the date of payment with the fair market value of the property which would have been payable if the credited shares had been outstanding; and

         (c) In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares as if they had been outstanding.

         7.3 Deferred Stock Account

         (a) A Director's Deferred Stock Account will be credited:

               (i) with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by dividing the sum of the amount of Cash Compensation subject to deferral or investment in the Deferred Stock Account and the Stock Retainer (that is denominated in dollars), by the average price paid by the Trustee of the Deferred Stock Trust for shares of Common Stock with respect to the Compensation Payment Date as reported by the Trustee, or, if the Trustee shall not at such time purchase any shares of Common Stock, by the Market Value on such date;

               (ii) as of the date on which the Stock Retainer (that is denominated in shares of Common Stock) is paid, with the number of shares of Common Stock payable to the Director as his Stock Retainer; and

               (iii) as of each date on which dividends are paid on the Common Stock, with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by multiplying the number of shares of Common Stock credited in the Director's Deferred Stock Account on the dividend record date, by the dividend rate per share of Common Stock, and dividing the product by the price per share of Common Stock attributable to the reinvestment of dividends on the shares of Common Stock held in the Deferred Stock Trust on the applicable dividend payment date or, if the Trustee of the Deferred Stock Trust has not reinvested in shares of Common Stock on the applicable dividend reinvestment date, the product shall be divided by the Market Value on the dividend payment date.

         (b) If Southern enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a Director's Deferred Stock Account will be adjusted (rounded to the nearest ten thousandth of a share) so that the


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Director's Deferred Stock Account reflects the same equity percentage interest in Southern after the recapitalization as was the case before such transaction. Notwithstanding the preceding sentence and in any event, any adjustment shall comply with the requirements of Section 409A of the Code.

         (c) If at least a majority of Southern's stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of Southern are disposed of and, as a consequence thereof, cash or property is distributed to Southern's shareholders, each Director's Deferred Stock Account will, to the extent not already so credited under this Section 7.3, be (i) credited with the amount of cash or property receivable by a Southern shareholder directly holding the same number of shares of Common Stock as is credited to such Director's Deferred Stock Account and (ii) debited by that number of shares of Common Stock surrendered by such equivalent Southern shareholder. Notwithstanding the preceding sentence and in any event, any adjustment shall comply with the requirements of Section 409A of the Code.

         (d) Each Director who has a Deferred Stock Account also shall be entitled to provide directions to the Trust Administrator to vote the Common Stock in his account in the Deferred Stock Trust with respect to any matter presented for a vote to the shareholders of Southern. Such Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the Southern shareholders as to which their votes are solicited.

         7.4 Stock Dividend Investment Account

         (a) A Director's Stock Dividend Investment Account will be credited as of the date on which a dividend is paid in stock other than Common Stock to the Company's common stockholders with the number of shares of such other corporation's stock receivable by such Southern common stockholder. Thereafter, if dividends are paid on the above-described non-Common Stock dividends, such subsequent dividends shall be credited in the same manner as described in
Section 7.3(a)(iii).

         (b) Each Director who has a Stock Dividend Investment Account also shall be entitled to provide directions to the Trust Administrator to vote the applicable corporation's common stock held by the Deferred Stock Trust with respect to any matter presented for a vote to such corporation's shareholders. The Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the applicable corporation's shareholders as to which their votes are solicited.

         7.5 Transferred Amounts

         (a) As soon as administratively practicable, the Company shall establish for a Director transferring to the Board from Alabama Power Company, Georgia Power Company, Gulf Power Company, or Mississippi Power Company, such Deferred Compensation Accounts as are necessary to implement Section 7.5(b).



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         (b) Any Transferred Amounts will be credited to the Deferred
Compensation Account(s) established that are comparable to the deferred compensation accounts to which such amounts were credited under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, or Mississippi Power Company, as soon as administratively practicable following the date the Transferred Amounts are transferred to the Plan. Thereafter, the Transferred Amounts shall be credited with investment returns as applicable under this Section 7 of the Plan.

                                    SECTION 8

                                  Distributions

         8.1 Manner of Distribution

         Upon the Separation from Service of a Director's membership on the Board the amount credited to a Director's Deferred Compensation Accounts will be paid to the Director or his beneficiary, as applicable, in the following manner:

         (a) the amount credited to a Director's Prime Rate Investment Account and Phantom Stock Investment Account shall be paid in cash;

         (b) the amount credited to a Director's Deferred Stock Account shall, except as otherwise provided in Section 7.3 and Section 10.5, or to the extent the Company is otherwise, in the reasonable judgment of the Committee, precluded from doing so, be paid in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then Market Value thereof); and

         (c) the amount credited to a Stock Dividend Investment Account shall, except as otherwise provided in Section 10.5, be paid from the assets in the Deferred Stock Trust in shares of the applicable corporation, provided however if there is not a sufficient number of shares held in the Trust, the remainder shall be paid in cash based upon the Market Value of such shares.

         Such payments shall be from the general assets of the Company (including the Deferred Cash Trust and the Deferred Stock Trust) in accordance with this Section 8.

         Notwithstanding the foregoing, in the event the Company enters into an agreement described in Section 8.3 with respect to a Director prior to the Director's Separation from Service as a Director, the Company shall have no obligation to make distributions to the Director under this Section 8.1 in connection with such Director's Separation from Service of membership on the Board.

         8.2 Timing of Distribution(s)

         Deferred amounts shall be paid in the form of (i) a lump sum payment, or (ii) in approximately equal annual installments, as elected by the Director pursuant to the provisions of Section 6.3. Such payments shall be made (or shall commence) as soon as practicable following the Separation from Service of Board membership except that such period shall not exceed ninety (90) days as permitted by Code Section 409A or, if so elected by the Director in the Distribution Election, up to twenty-four (24) months following such Separation from Service.

         If at the time of a Director's Separation from Service of Board membership, his Deferred Compensation Accounts have a cumulative balance of less than the limit in effect under Section 402(g)(1)(B) of the Internal Revenue Code, the balance of the Deferred Compensation Accounts may be distributed in a single lump sum payment.

         If the Director elected to receive annual installments, the first installment shall be equal to the balance in the Director's Deferred Compensation Accounts on such date divided by the number of annual installment payments. Each subsequent annual payment shall be an amount equal to the balance in the Director's Deferred Compensation Accounts on the date of payment divided by the number of remaining annual payments and shall be paid on the anniversary of the preceding date of payment.

         The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of a day of the month immediately preceding the date of any lump sum or installment distribution as determined by the Committee.

         Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director's Deferred Compensation Accounts, the unpaid balance shall be paid in a lump sum to the designated beneficiary of such Director or former Director within sixty (60) days of the date of death as permitted by Code Section 409A. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of a day of the month immediately preceding the date of any lump sum or installment distribution as determined by the Committee.

         8.3 Transfers in Lieu of Distribution

         If the Company enters into a written agreement with a subsidiary, affiliate or former affiliate of the Company under which the subsidiary, affiliate or former affiliate assumes the liability for a Director's benefits accrued under the Plan in connection with, but prior to such Director's Separation from Service from the Board and the Director either has been or will be elected to the board of directors of such subsidiary, affiliate or former affiliate of the Company, the liability for the Director's benefits which have accrued under the Plan as of the date the Director Separates from Service from the Board shall be transferred from the Company to the subsidiary, affiliate or former affiliate of the Company, and the Company shall have no further obligation to make any distributions to the Director under Section 8.1 or any other section herein. For the avoidance of doubt, the event described in the preceding sentence shall not constitute a distribution event whereby deferred amounts under the Plan are paid to the Director in accordance with this Section 8.

                                   SECTION 9

             Funding Change in Control and Other Special Provisions

         9.1 Funding Change in Control

         Notwithstanding any other terms of the Plan to the contrary, following a Funding Event, the provisions of this Section 9 shall apply to the payment of benefits under the Plan with respect to any Director who is a Participant on such date.

9.2      Funding of Trusts

         The Deferred Cash Trust and the Deferred Stock Trust (collectively "Trusts") have been established to hold assets of the Participating Companies under certain circumstances as a reserve for the discharge of the Company's obligations under the Plan. In the event of a Funding Event involving a Funding Change in Control, the Company shall be obligated to immediately contribute such amounts to the Trusts as may be necessary to fully fund all benefits payable under the Plan in accordance with the procedures set forth in Section 9.3 hereof. In addition, in order to provide the added protections for certain individuals in accordance with Paragraph 7(b) of the Deferred Cash Trust and Paragraph 7(c) of the Deferred Stock Trust, the Company may fund the Trusts prior to a Funding Event of the Company in accordance with the terms of the Trusts. All assets held in the Trusts remain subject only to the claims of the Participating Companies' general creditors whose claims against the Participating Companies are not satisfied because of the Participating Companies' bankruptcy or insolvency (as those terms are defined in the Trusts). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trusts before the assets are paid to the Participant and all rights created under the Trusts, as under the Plan, are unsecured contractual claims of the Participant against the Company.

         9.3 Funding Timing and Dispute Resolution

         As soon as practicable following a Funding Event, the Company shall contribute to each Trust an amount based upon the funding strategy adopted by the Trust Administrator with the assistance of an appointed actuary necessary to fulfill the Company's obligations pursuant to this Section 9. In the event of a dispute over such actuary's determination with respect to either or both Trusts, the Company and any complaining Participant(s) shall refer such dispute to an independent, third party actuarial consultant, chosen by the Company and such Participant. If the Company and the Participant cannot agree on an independent, third party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Company and the applicable Trustee. Any such referral shall only occur once in total and the determination by the third- party actuarial consultant shall be final and binding upon both parties. The Company shall be responsible for all of the fees and expenses of the independent actuarial consultant.

         9.4 Lump Sum Payment

         In the event of a Funding Change in Control, notwithstanding anything to the contrary in the Plan, upon a Director's Separation from Service from the Board, that amount in the Deferred Compensation Plan Account(s) of a Participant who was a Director determined as of the date of such Funding Change in Control shall be paid out in a lump sum provided that such Separation from Service occurred within two calendar years of the Funding Change in Control. The lump sum payment shall be made within ninety (90) days of such Separation from Service as permitted by Code Section 409A.

                                   SECTION 10

                               General Provisions

         10.1 In the event that the Company shall decide to establish an advance accrual reserve on its books against the future expense of payments from any Deferred Compensation Accounts, such reserve shall not under any circumstances be deemed to be an asset of this Plan but, at all times, shall remain a part of the general assets of the Company, subject to claims of the Company's creditors.

         10.2 A person entitled to any amount under this Plan shall be a general unsecured creditor of the Company with respect to such amount. Furthermore, a person entitled to a payment or distribution with respect to a Deferred Compensation Account shall have a claim upon the Company only to the extent of the balance in his Deferred Compensation Accounts.

         10.3 The Company will pay all commissions, fees, and expenses that may be incurred in operating the Plan.

         10.4 The Company will pay its prorated share of all commissions, fees, and expenses that may be incurred in operating any trust(s) established under the Plan (including the Deferred Stock Trust and the Deferred Cash Trust).

         10.5 Notwithstanding any other provision of this Plan:

         (a) elections under this Plan may only be made by Directors while they are directors of the Company (with the exception of the designation of beneficiaries); and

         (b) distributions otherwise payable to a Director in the form of Common Stock or other corporation's stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.

         10.6 Directors, their legal representatives, and their beneficiaries shall have no right to anticipate, alienate, sell, assign, transfer, pledge or encumber their interests in the Plan, nor shall such interests be subject to attachment, garnishment, levy or execution by or on behalf of creditors of the Directors or of their beneficiaries.

                                   SECTION 11

                                 Administration

         11.1 General Provisions

         The Committee shall administer the Plan in accordance with its terms and shall have all powers necessary to carry out the provisions of the Plan as may be more particularly set forth herein. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation, and application of the Plan. Any such determination by the Committee shall be conclusive and binding on all persons. The Committee shall be the Plan's agent for service of process.

         The Committee may delegate to such officers, employees, or departments of the Company or Southern, such authority, duties, and responsibilities of the Committee as it, in its sole discretion, considers necessary or appropriate for the proper and efficient operation of the Plan, including, without limitation,
(i) interpretation of the Plan, (ii) approval and payment of claims, and (iii) establishment of procedures for administration of the Plan.

         11.2 Claims Process

         If a claim for benefits under the Plan is denied, in whole or in part, the Committee will provide a written notice of the denial within a reasonable period of time, but not later than 90 days after the claim is received. If special circumstances require more time to process the claim, the Committee will issue a written explanation of the special circumstances prior to the end of the 90 day period and a decision will be made as soon as possible, but not later than 180 days after the claim is received.

         The written notice of claim denial will include:

          o    Specific reasons why the claim was denied;

          o Specific references to applicable provisions of the Plan document or other relevant records or papers on which the denial is based, and information about where a Participant or his or her beneficiary may see them;

          o A description of any additional material or information needed to process the claim, and an explanation of why such material or information is necessary;

          o An explanation of the claims review procedure, including the time limits applicable to such procedure, as well as a statement notifying the Participant or his or her beneficiary of their right to file suit if the claim for benefits is denied, in whole or in part, on review.

         Upon request, a Participant or his or her beneficiary will be provided without charge, reasonable access to, and copies of, all non-confidential documents that are relevant to any denial of benefits. A claimant has 60 days from the day he or she receives the original denial to request a review. Such request must be made in writing and sent to the Committee. The request should state the reasons why the claim should be reviewed and may also include evidence or documentation to support the claimant's position.

         The Committee will reconsider the claimant's claim, taking into account all evidence, documentation, and other information related to the claim and submitted on the claimant's behalf, regardless of whether such information was submitted or considered in the initial denial of the claim. The Committee will make a decision within 60 days. If special circumstances require more time for this process, the claimant will receive written explanation of the special circumstances prior to the end of the initial 60 day period and a decision will be sent as soon as possible, but not later than 120 days after the Committee receives the request.

         No legal action to recover benefits or enforce or clarify rights under a Plan can be commenced until the Participant or his or her beneficiary has first exhausted the claims and review procedures provided under the Plan.

                                   SECTION 12

                    Amendment, Termination and Effective Date

         12.1 Amendment of the Plan

         The Plan may be amended or terminated at any time by the Board of Directors, provided, however, that no such amendment or termination of the Plan shall be effective if such amendment or termination is made or is effective within a period that is (a) six (6) months before, or at any time after, a Preliminary Change in Control and (b) prior to (x) the earlier of such time as the Southern Committee shall have determined that the event that gave rise to such Preliminary Change in Control shall not be Consummated or (y) two years following the Southern Change in Control, unless such amendment or termination during such period has the effect of increasing benefits to Participants under the Plan, is determined by the Board of Directors to be immaterial, or applies solely to Directors who, in the case of a Southern Change in Control, are not Directors on the date of the respective Preliminary Change in Control. Following a Southern Change in Control, nothing in this Section 12.1 shall prevent the Board of Directors from amending or terminating the Plan as to any subsequent Southern Change in Control provided that no such amendment or termination shall impair any rights or reduce any benefits previously accrued under the Plan as a result of a previous Southern Change in Control.

         12.2 No Impairment of Benefits

         Notwithstanding the provisions of Section 12.1 herein, no amendment to or termination of the Plan shall impair any rights to benefits that have accrued hereunder.

         12.3 Section 409A of the Code

         All payments of "non-qualified deferred compensation" (within the meaning of Section 409A of the Code), whether or not expressly designated as such, are intended to comply with the requirements of Section 409A, and shall be interpreted in accordance therewith. Neither the Participant nor the Company may accelerate any such deferred payment, except in compliance with Section 409A for such events that include but may not be limited to a termination of the Plan.

         12.4 Governing Law

         This Plan shall be construed in accordance with and governed by the laws of the State of placecountry-regionGeorgia to the extent not inconsistent with the requirement of the Employee Retirement Income Security Act of 1974, as amended, and Section 409A of the Code.



         IN WITNESS WHEREOF, the Plan, as amended and restated effective January 1, 2008, has been executed pursuant to resolutions of the Board of Directors of the Company, this 30th day of October, 2007.

                                                  THE SOUTHERN COMPANY

                                                  By: /s/Patricia L. Roberts

                                                  Its: Assistant Secretary

                  SCHEDULE OF PROVISIONS FOR PRE-2005 DEFERRALS


                                   SECTION 1

                                     Purpose

         1.1 Schedule of Provisions for Pre-2005 Deferrals: This Schedule sets forth the operative provisions of the Plan applicable to "grandfathered" deferrals of Cash Compensation and Stock Retainer made by Participants which are treated by the Company as not subject to Section 409A of the Code. The Deferred Compensation Account balance (plus earnings thereon) of the grandfathered deferrals shall only be subject to the provisions set forth in this Schedule. In accordance with transition rules under Section 409A of the Code, Internal Revenue Service Notice 2005-1, Treasury Regulation Section 1.409A-1 et seq., or any other applicable guidance from the Department of Treasury, these provisions are only intended to preserve the rights and features of the "grandfathered" deferrals and are, therefore, not intended to "materially modify" any aspect of such rights and features. Provisions of this Schedule should be so construed whenever necessary or appropriate. Provisions in this Schedule shall only be amended in accordance with this Schedule's terms.

                                   SECTION 2

                                   Definitions

         2.1 "Beneficial Ownership" means beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act.

         2.2 "Board" or "Board of Directors" means the Board of Directors of the Company.

         2.3 "Business Combination" means a reorganization, merger or consolidation or sale of Southern with another corporation or an entity treated as a corporation for placecountry-regionUnited States federal income tax purposes.

         2.4 "Cash Compensation" means the annual retainer fees and meeting fees payable to a Director in cash.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

         2.6 "Committee" means the Governance Committee of the Board, or such other committee as may be designated by the Board to be responsible for administering the Plan and this Schedule.

         2.7 "Common Stock" means the common stock of Southern, including any shares into which it may be split, subdivided, or combined.

         2.8 "Company" means Southern Company or any successor thereto.

         2.9 "Compensation Payment Date" means the date on which compensation, including Cash Compensation and the Stock Retainer, is payable to a Director or compensation which would otherwise be payable to a Director if an election to defer such compensation had not been made.

         2.10 "Consummation" means the completion of the final act necessary to complete a transaction as a matter of law, including, but not limited to, any required approvals by the corporation's shareholders and board of directors, the transfer of legal and beneficial title to securities or assets and the final approval of the transaction by any applicable domestic or foreign governments or agencies.

         2.11 "Control" means, in the case of a corporation, Beneficial Ownership of more than 50% of the combined voting power of the corporation's Voting Securities, or in the case of any other entity, Beneficial Ownership of more than 50% of such entity's voting equity interests.

         2.12 "Deferred Cash Trust" means the Deferred Cash Compensation Trust for Directors of The Southern Company and its Subsidiaries.

         2.13 "Deferred Compensation Account" means the Prime Rate Investment Account, the Phantom Stock Investment Account, the Deferred Stock Account and/or the Stock Dividend Investment Account applicable to "grandfathered" deferrals of Cash Compensation and Stock Retainer made by Participants which are treated by the Company as not subject to Section 409A of the Code.

         2.14 "Deferred Pension Election" means the election by a Director who had a Pension Benefit as of the Termination Date, who made a single one time election, to credit all his Pension Benefit into (i) the Prime Rate Investment Account or (ii) the Phantom Stock Investment Account in connection with the deferral of receipt of the Director's Pension Benefit until termination from the Board.

         2.15 "Deferred Stock Account" means the bookkeeping account established under Section 5.3 of this Schedule on behalf of a Director and includes shares of Common Stock credited thereto to reflect the reinvestment of dividends pursuant to Section 5.3(a)(iii) of this Schedule.

         2.16 "Deferred Stock Trust" means the Deferred Stock Trust for Directors of The Southern Company and its Subsidiaries.

         2.17 "Director" means a member of the Board.

         2.18 "Distribution Election" means the designation by a Director of the manner of distribution of the amounts and quantities held in the Director's Deferred Compensation Accounts upon the director's termination from the Board pursuant to Section 6.4 of this Schedule.

         2.19 "Employee" means an employee of Southern or any of its subsidiaries that are "employing companies" as defined in the Southern Company Deferred Compensation Plan as amended and restated effective January 1, 2005, and as may be amended from time to time.

         2.20 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.21 "Funding Change in Control means any of the following:

         (a) The Consummation of an acquisition by any Person of Beneficial Ownership (during the 12-month period ending on the date of the most recent acquisition by such Person) of 35% or more of Southern's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern's Voting Securities shall not constitute a Funding Change in Control:

               (i) any acquisition directly from Southern;

               (ii) any acquisition by Southern;

               (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern;

               (iv) any acquisition by a qualified pension plan or publicly held mutual fund;

               (v) any acquisition by an employee of Southern or its subsidiary or affiliate, or Group composed exclusively of such employees; or

               (vi) any Business Combination which would not otherwise constitute a Funding Change in Control because of the application of clauses (i), (ii) and (iii) of this Section 2.21(a);

         (b) The date a majority of members of the Southern Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Southern Board of Directors before the date of the appointment or election;

         (c) The Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

               (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 50% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

               (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 35% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

               (iii) the majority of the members of the board of directors of Surviving Company during the 12-month period following the Business Combination were members of the Southern Board of Directors at the earlier of the date of execution of the initial agreement, or of the action of the Southern Board of Directors providing for such Business Combination or such members of the board of directors of the Surviving Company are directors whose appointment or election was endorsed by a majority of the members of such Southern Board of Directors.

         2.22 "Funding Event" shall mean the occurrence of any of the following events as administratively determined by the Southern Committee:

         (a) The Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Funding Change in Control;

         (b) The Company or any other Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Funding Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

         (c) Any Person acquires Beneficial Ownership of fifteen percent (15%) or more of the Common Stock; or

         (d) The Southern Board of Directors elects to otherwise fund the Deferred Cash Trust and Deferred Stock Trust in accordance with the provisions of Section 7 of this Schedule.

         2.23 "Group" has the meaning set forth in Section 14(d) of the Exchange Act.

         2.24 "Incumbent Board" means those individuals who constitute the Southern board of directors as of January 1, 2008, plus any individual who shall become a director subsequent to such date whose election or nomination for election by Southern's shareholders was approved by a vote of at least 75% of the directors then comprising the Incumbent Board. Notwithstanding the foregoing, no individual who shall become a director of the Southern board of directors subsequent to January 1, 2008, whose initial assumption of office occurs as a result of an actual or threatened election contest (within the meaning of Rule 14a-11 of the regulations promulgated under the Exchange Act) with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Southern board of directors shall be a member of the Incumbent Board.

         2.25 "Market Value" means the average of the high and low prices of the Common Stock, as published in the Wall Street Journal in its report of New York Stock Exchange composite transactions, on the date such Market Value is to be determined, as specified herein (or the average of the high and low sale prices on the trading day immediately preceding such date if the Common Stock is not traded on the New York Stock Exchange on such date).

         2.26 "Outside Directors Stock Plan" means the Outside Directors Stock Plan for The Southern Company and Its Subsidiaries, effective May 26, 2004 in accordance with its terms, as may be amended from time-to-time.

         2.27 "Participant" means a Director or former Director who has an unpaid Deferred Compensation Account balance under this Schedule.

         2.28 "Participating Companies" means those companies that are affiliated with the Company whose boards of directors have authorized the establishment of trust(s) for the funding of their respective directors' Deferred Compensation Accounts under their respective Deferred Compensation Plans for Directors, including the Plan as maintained by the Company for its Directors.

         2.29 "Pension Benefit" means the U.S. dollar amount of the actuarially-determined present value of benefits based on a Director's expected service at the required retirement date under The Southern Company Outside Directors Pension Plan, as calculated as of the Termination Date, plus accrued earnings on such amount calculated as if invested at the Prime Interest Rate from the Termination Date, until such amount is invested in Deferred Compensation Accounts.

         2.30 "Pension Benefit Investment Date" means the date to be determined by the Committee, as of which the Director's Pension Benefit will be credited to a Deferred Compensation Account in accordance with the director's Deferred Pension Election.

         2.31 "Phantom Stock Investment Account" means the bookkeeping account established pursuant to Section 5.2 of this Schedule in which a Director may elect to defer Cash Compensation or make investments, and includes amounts credited thereto to reflect the reinvestment of dividends.

         2.32 "Plan" means the Deferred Compensation Plan for Directors of The Southern Company as from time-to-time in effect.

         2.33 "Plan Period" means the period designated in Section 4.

         2.34 "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act.

         2.35 "Preliminary Change in Control' means the occurrence of any of the following as determined by the Southern Committee:

         (a) The Company has entered into a written agreement, such as, but not limited to, a letter of intent, which, if Consummated, would result in a Southern Change in Control;

         (b) The Company or any Person publicly announces an intention to take or to consider taking actions which, if Consummated, would result in a Southern Change in Control under circumstances where the Consummation of the announced action or intended action is legally and financially possible;

         (c) Any Person becomes the Beneficial Owner of fifteen percent (15%) or more of the Common Stock.

         2.36 "Prime Interest Rate" means the prime rate of interest as published in the Wall Street Journal, or its successor on the 1st day of each quarter.

         2.37 "Prime Rate Investment Account" means the bookkeeping account established pursuant to Section 5.1 of this Schedule in which a Director may elect to defer Cash Compensation or make investments, the investment return on which is computed at the Prime Interest Rate.

         2.38 "Southern" means The Southern Company.

         2.39 "Southern Change in Control" means any of the following:

         (a) The Consummation of an acquisition by any Person of Beneficial Ownership of 20% or more of Southern's Voting Securities; provided, however, that for purposes of this subsection (a), the following acquisitions of Southern's Voting Securities shall not constitute a Change in Control:

               (i) any acquisition directly from Southern,

               (ii) any acquisition by Southern,

               (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Southern or any corporation controlled by Southern,

               (iv) any acquisition by a qualified pension plan or publicly held mutual fund,

               (v) any acquisition by an Employee or Group composed exclusively of Employees, or

               (vi) any Business Combination which would not otherwise constitute a Change in Control because of the application of clauses
          (i), (ii) and (iii) of Section 2.39(a) of this Schedule;

         (b) A change in the composition of Southern's board of directors whereby individuals who constitute the Incumbent Board cease for any reason to constitute at least a majority of Southern's board of directors; or

         (c) Consummation of a Business Combination, unless, following such Business Combination, all of the following three conditions are met:

               (i) all or substantially all of the individuals and entities who held Beneficial Ownership, respectively, of Southern's Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, 65% or more of the combined voting power of the Voting Securities of the corporation surviving or resulting from such Business Combination, (including, without limitation, a corporation which as a result of such transaction holds Beneficial Ownership of all or substantially all of Southern's Voting Securities or all or substantially all of Southern's assets) (such surviving or resulting corporation to be referred to as "Surviving Company"), in substantially the same proportions as their ownership, immediately prior to such Business Combination, of Southern's Voting Securities;

               (ii) no Person (excluding any corporation resulting from such Business Combination, any qualified pension plan, publicly held mutual fund, Group composed exclusively of employees or employee benefit plan (or related trust) of Southern, its subsidiaries, or Surviving Company) holds Beneficial Ownership, directly or indirectly, of 20% or more of the combined voting power of the then outstanding Voting Securities of Surviving Company except to the extent that such ownership existed prior to the Business Combination; and

               (iii) at least a majority of the members of the Board were members of the Incumbent Board at the earlier of the date of execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

         2.40 "Southern Committee" means a committee comprised of the Chairman of the Board, the Chief Financial Officer of the Company and the General Counsel of the Company.

         2.41 "Stock Dividend Investment Account" means the bookkeeping account(s) established pursuant to section 5.4 of this Schedule on behalf of a Director that is credited with shares of stock, other than Common Stock, paid as a dividend on shares of Common Stock.

         2.42 "Stock Retainer" means the portion of the retainer fee that the Board has determined to credit to a Director's Deferred Stock Account. Such amount may be denominated in dollars and/or shares of Common Stock.

         2.43 "Termination Date" means January 1, 1997, the date as of which The Southern Company Outside Directors Pension Plan was effectively terminated.

         2.44 "Transferred Amount" means an amount (a) equal to the value of a Director's accounts under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, or Savannah Electric and Power Company and (b) which has been transferred to the Plan in connection with the Director's transfer from the board of directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, or Savannah Electric and Power Company to the Board.

         2.45 "Transferred Amount Investment Date" means the date as of which a Director's Transferred Amount will be credited to a Deferred Compensation Account in accordance with Section 5.5 of this Schedule.

         2.46 "Trust Administrator" means the individual or committee that is established in the Deferred Stock Trust and the Deferred Cash Trust, to administer such trusts on behalf of the Participating Companies.

         2.47 "Voting Securities" shall mean the outstanding voting securities of a corporation entitling the holder thereof to vote generally in the election of such corporation's directors.

         Where the context requires, words in the masculine gender shall include the feminine gender, words in the singular shall include the plural, and words in the plural shall include the singular.

                                   SECTION 3

                                   Eligibility

         For so long as a Director has a Deferred Compensation Account balance governed by this Schedule, he or she shall be a Participant in the Plan for purposes of this Schedule, and such Deferred Compensation Account balance shall be maintained and administered solely in accordance with the terms of this Schedule.

                                   SECTION 4

                                  Plan Periods

         No new deferral elections may be made which are subject to this Schedule.

                                   SECTION 5

                                    Accounts

         5.1 Prime Rate Investment Account

         A Prime Rate Investment Account shall be established for each Director electing deferral of Cash Compensation for investment at the Prime Interest Rate. The amount directed by the Director to such account shall be credited to it as of the Pension Benefit Investment Date, Compensation Payment Date, or Transferred Amount Investment Date, as applicable, and credited thereafter with interest computed using the Prime Interest Rate. Interest shall be computed from the date such compensation is credited to the account and compounded quarterly at the end of each calendar quarter. The Prime Interest Rate in effect on the first day of a calendar quarter shall be deemed the Prime Interest Rate in effect for that entire quarter. Interest shall accrue and compound on any balance until the amount credited to the account is fully distributed.

         5.2 Phantom Stock Investment Account

         The Phantom Stock Investment Account established for each Director electing deferral of Cash Compensation for investment at the Common Stock investment rate shall be credited with the number of shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock which could have been purchased on the Pension Benefit Investment Date, the Compensation Payment Date, or Transferred Amount Investment Date, as applicable, as determined by dividing the applicable compensation by the Market Value on such date. On the date of the payment of dividends on the Common Stock, the Director's Phantom Stock Investment Account shall be credited with additional shares (including fractional shares rounded to the nearest ten-thousandth) of Common Stock, as follows:

         (a) In the case of cash dividends, such additional shares as would have been purchased as of the Common Stock dividend record date as if the credited shares had been outstanding on such date and dividends reinvested thereon under the Southern Company Southern Investment Plan;

         (b) In the case of dividends payable in property other than cash or Common Stock, such additional shares as could be purchased at the Market Value as of the date of payment with the fair market value of the property which would have been payable if the credited shares had been outstanding; and

         (c) In the case of dividends payable in Common Stock, such additional shares as would have been payable on the credited shares as if they had been outstanding.

         5.3 Deferred Stock Account

         (a) A Director's Deferred Stock Account will be credited:

               (i) with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by dividing the sum of the amount of Cash Compensation subject to deferral or investment in the Deferred Stock Account and the Stock Retainer (that is denominated in dollars), by the average price paid by the Trustee of the Deferred Stock Trust for shares of Common Stock with respect to the Pension Benefit Investment Date or the Compensation Payment Date, as applicable, as reported by the Trustee, or, if the Trustee shall not at such time purchase any shares of Common Stock, by the Market Value on such date;

               (ii) as of the date on which the Stock Retainer (that is denominated in shares of Common Stock) is paid, with the number of shares of Common Stock payable to the Director as his Stock Retainer; and

               (iii) as of each date on which dividends are paid on the Common Stock, with the number of shares of Common Stock (rounded to the nearest ten thousandth of a share) determined by multiplying the number of shares of Common Stock credited in the Director's Deferred Stock Account on the dividend record date, by the dividend rate per share of Common Stock, and dividing the product by the price per share of Common Stock attributable to the reinvestment of dividends on the shares of Common Stock held in the Deferred Stock Trust on the applicable dividend payment date or, if the Trustee of the Deferred Stock Trust has not reinvested in shares of Common Stock on the applicable dividend reinvestment date, the product shall be divided by the Market Value on the dividend payment date.

         (b) If Southern enters into transactions involving stock splits, stock dividends, reverse splits or any other recapitalization transactions, the number of shares of Common Stock credited to a Director's Deferred Stock Account will be adjusted (rounded to the nearest ten thousandth of a share) so that the Director's Deferred Stock Account reflects the same equity percentage interest in Southern after the recapitalization as was the case before such transaction.

         (c) If at least a majority of Southern's stock is sold or exchanged by its shareholders pursuant to an integrated plan for cash or property (including stock of another corporation) or if substantially all of the assets of Southern are disposed of and, as a consequence thereof, cash or property is distributed to Southern's shareholders, each Director's Deferred Stock Account will, to the extent not already so credited under this Section 5.3, be (i) credited with the amount of cash or property receivable by a Southern shareholder directly holding the same number of shares of Common Stock as is credited to such Director's Deferred Stock Account and (ii) debited by that number of shares of Common Stock surrendered by such equivalent Southern shareholder.

               (d) Each Director who has a Deferred Stock Account also shall be entitled to provide directions to the Trust Administrator to vote the Common Stock in his account in the Deferred Stock Trust with respect to any matter presented for a vote to the shareholders of Southern. Such Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the Southern shareholders as to which their votes are solicited.

         5.4 Stock Dividend Investment Account

         (a) A Director's Stock Dividend Investment Account will be credited as of the date on which a dividend is paid in stock other than Common Stock to the Company's common stockholders with the number of shares of such other corporation's stock receivable by such Southern common stockholder. Thereafter, if dividends are paid on the above-described non-Common Stock dividends, such subsequent dividends shall be credited in the same manner as described in
Section 5.3(iii) of this Schedule.

         (b) Each Director who has a Stock Dividend Investment Account also shall be entitled to provide directions to the Trust Administrator to vote the applicable corporation's common stock held by the Deferred Stock Trust with respect to any matter presented for a vote to such corporation's shareholders. The Trust Administrator shall arrange for distribution to all Directors in a timely manner of all communications directed generally to the applicable corporation's shareholders as to which their votes are solicited.

         5.5 Transferred Amounts

         (a) As soon as administratively practicable, the Company shall establish for a Director transferring to the Board from Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, or Savannah Electric and Power Company, such Deferred Compensation Accounts as are necessary to implement Section 5.5 (b) below.

         (b) Any Transferred Amounts will be credited to the Deferred Compensation Account(s) established that are comparable to the deferred compensation accounts to which such amounts were credited under the applicable deferred compensation plan for directors of Alabama Power Company, Georgia Power Company, Gulf Power Company, Mississippi Power Company, or Savannah Electric and Power Company, as soon as administratively practicable following the date the Transferred Amounts are transferred to the Plan. Thereafter, the Transferred Amounts shall be credited with investment returns as applicable under this
Section 5 of the Schedule.

                                   SECTION 6

                                  Distributions

         6.1 Upon the termination of a Director's membership on the Board the amount credited to a Director's Deferred Compensation Accounts will be paid to the Director or his beneficiary, as applicable, in the following manner:

         (a) the amount credited to a Director's Prime Rate Investment Account and Phantom Stock Investment Account shall be paid in cash;

         (b) the amount credited to a Director's Deferred Stock Account shall, except as otherwise provided in Sections 5.3 and 6.7 of this Schedule, or to the extent the Company is otherwise, in the reasonable judgment of the Committee, precluded from doing so, be paid in shares of Common Stock (with any fractional share interest therein paid in cash to the extent of the then Market Value thereof); and

         (c) the amount credited to a Stock Dividend Investment Account shall, except as otherwise provided in Section 6.7 of this Schedule, be paid from the assets in the Deferred Stock Trust in shares of the applicable corporation, however if there is not a sufficient number of shares held in the Trust, the remainder shall be paid in cash based upon the Market Value of such shares.

         Such payments shall be from the general assets of the Company (including the Deferred Cash Trust and the Deferred Stock Trust) in accordance with this Section 6.

         Notwithstanding the foregoing, in the event the Company enters into an agreement described in Section 6.3 of this Schedule with respect to a Director prior to the Director's termination of membership, the Company shall have no obligation to make distributions to the Director under this Section 6.1 in connection with such Director's termination of membership on the Board.

         6.2 Unless other arrangements are specified by the Committee on a uniform and nondiscriminatory basis, deferred amounts shall be paid in the form of (i) a lump sum payment, or (ii) in approximately equal annual installments, as elected by the Director pursuant to the provisions of Section 6.4 of this Schedule; provided, however, that payments shall be made only in a single lump sum if payment commences due to termination for cause. Such payments shall be made (or shall commence) as soon as practicable following the termination of Board membership or, if so elected in the Distribution Election, up to twenty-four (24) months following such termination.

         In the event a Director elected to receive the balance of his Deferred Compensation Accounts in a lump sum, distribution shall be made on the first day of the month selected by the Director on his Distribution Election, or as soon as reasonably possible thereafter. If the Director elected to receive annual installments, the first payment shall be made on the first day of the month selected by a Director, or as soon as reasonably possible thereafter, and shall be equal to the balance in the Director's Deferred Compensation Accounts on such date divided by the number of annual installment payments. Each subsequent annual payment shall be an amount equal to the balance in the Director's Deferred Compensation Accounts on the date of payment divided by the number of remaining annual payments and shall be paid on the anniversary of the preceding date of payment.

         The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of a day of the month immediately preceding the date of any lump sum or installment distribution as determined by the Committee.

         Upon the death of a Director, or a former Director prior to the payment of all amounts credited to the Director's Deferred Compensation Accounts, the unpaid balance shall be paid in the sole discretion of the Committee (i) in a lump sum to the designated beneficiary of such Director or former Director within thirty (30) days of the date of death (or as soon as reasonably possible thereafter) or (ii) in accordance with the Distribution Election made by such Director or former Director. In the event a beneficiary designation has not been made, or the designated beneficiary is deceased or cannot be located, payment shall be made to the estate of the Director or former Director. The Market Value of any shares of Common Stock credited to a Director's Phantom Stock Investment Account shall be determined as of a day of the month immediately preceding the date of any lump sum or installment distribution as determined by the Committee.

         6.3 If the Company enters into a written agreement with a subsidiary, affiliate or former affiliate of the Company under which the subsidiary, affiliate or former affiliate assumes liability for a Director's benefits accrued under the Schedule in connection with, but prior to, such Director's termination of membership on the Board and the Director either has been or will be elected to the board of directors of such subsidiary, affiliate or former affiliate of the Company, the value of the Director's benefits which have accrued under this Schedule as of the date the Director terminates from the Board shall be transferred from the Company to the subsidiary, affiliate or former affiliate of the Company, and the Company shall have no further obligation to make any distributions to the Director under Section 6.1 of the Schedule or any other section herein.

         6.4 Distribution Election

         (a) Except as set forth in Sections 6.4(b) and (c) of this Schedule, prior to the initial establishment of a Deferred Compensation Account for a Director, the Director must elect, in writing, that upon termination from the Board of Directors the values and quantities held in the Directors Deferred Compensation Accounts be distributed to the Director, pursuant to the provisions of this Section 6, in a lump sum or in a series of annual installments not to exceed ten (10). The time for the commencement of distribution shall not be later than the first day of the month coinciding with or next following the second anniversary of termination of Board membership.

         (b) Any Director who made a Deferred Pension Election made a Distribution Election at the time the Deferred Pension Election was made attributable to the Pension Benefit and any accumulated investment return.

         (c) In the event a Director terminates from the Board with Deferred Compensation Accounts established under Section 5.5 of this Schedule, the Transferred Amounts and accumulated investment return held in such Accounts shall be distributed to the Director in accordance with the Director's distribution election in effect under the applicable deferred compensation plan for directors of Southern or one of its subsidiaries or affiliates on the date the Director is transferred to the Board and the provisions of this Section 6, unless such election is changed pursuant to Section 6.4(d) below.

         (d) Distribution Elections made under Sections 6.4 (a), (b) and (c) above are irrevocable except that a Director may amend any of the Distribution Elections then in effect while the Director is still a director of the Company as required under Section 6.7 of this Schedule and not later than the 361st day prior to the date of the earliest distribution elected and in place under this Schedule. Any amendment to a Director's Distribution Election pursuant to the preceding sentence shall not accelerate the commencement of the Director's distribution to a date which is prior to the 13th month following the date of such amendment. In addition, any amendment to a Distribution Election must be made on a form prescribed by the Committee and delivered to the Secretary or Assistant Secretary of the Company.

         6.5 Beneficiary Designation

         A Director or former Director may designate a beneficiary to receive distributions under this Schedule in accordance with the provisions of this
Section 6 upon the death of the director. The beneficiary designation may be changed by a Director or former Director at any time, and without the consent of the prior beneficiary.

         6.6 Form of Election

         All elections pursuant to the provisions of this Section 6 of the Schedule shall be made in writing to the Secretary or Assistant Secretary of the Company on a form or forms available upon request of the Secretary or Assistant Secretary.

         6.7 Distribution Limitations

         Notwithstanding any other provision of this Schedule: (i) elections under this Schedule may only be made by Directors while they are directors of the Company (with the exception of the designation of beneficiaries), and (ii) distributions otherwise payable to a Director in the form of Common Stock shall be delayed and/or instead paid in cash in an amount equal to the fair market value thereof if such payment in Common Stock would violate any federal or State securities laws (including Section 16(b) of the Securities Exchange Act of 1934, as amended) and/or rules and regulations promulgated thereunder.

                                    SECTION 7

                 Change in Control and Other Special Provisions

         7.1 Notwithstanding any other terms of this Schedule to the contrary, following a Funding Event or a Preliminary Change in Control as the case may be, the provisions of this Section 7 shall apply to the payment of benefits under this Schedule with respect to any Director who is a Participant on such date.

         7.2 The Deferred Cash Trust and the Deferred Stock Trust (collectively "Trusts") have been established to hold assets of the Participating Companies under certain circumstances as a reserve for the discharge of the Company's obligations under the Schedule. In the event of a Funding Event involving a

Funding Change in Control, the Company shall be obligated to immediately contribute such amounts to the Trusts as may be necessary to fully fund all benefits payable under this Schedule in accordance with the procedures set forth in Section 7.3 hereof. In addition, in order to provide the added protections for certain individuals in accordance with Paragraph 7(b) of the Deferred Cash Trust and Paragraph 7(c) of the Deferred Stock Trust, the Company may fund the Trusts prior to a Funding Change in Control of the Company in accordance with the terms of the Trusts. All assets held in the Trusts remain subject only to the claims of the Participating Companies' general creditors whose claims against the Participating Companies are not satisfied because of the Participating Companies' bankruptcy or insolvency (as those terms are defined in the Trusts). No Participant has any preferred claim on, or beneficial ownership interest in, any assets of the Trusts before the assets are paid to the Participant and all rights created under the Trusts, as under this Schedule, are unsecured contractual claims of the Participant against the Company.

         7.3 As soon as practicable following a Funding Event, the Company shall contribute an amount based upon the funding strategy adopted by the Trust Administrator with the assistance of an appointed actuary necessary to fulfill the Company's obligations pursuant to this Section 7. In the event of a dispute over such actuary's determination, the Company and any complaining Participant(s) shall refer such dispute to an independent, third party actuarial consultant, chosen by the Company and such Participant. If the Company and the Participant cannot agree on an independent, third party actuarial consultant, the actuarial consultant shall be chosen by lot from an equal number of actuaries submitted by the Company and the applicable Trustee. Any such referral shall only occur once in total and the determination by the third-party actuarial consultant shall be final and binding upon both parties. The Company shall be responsible for all of the fees and expenses of the independent actuarial consultant.

         7.4 In the event of a Southern Change in Control, notwithstanding anything to the contrary in this Schedule, upon termination as a Director, that amount in the Deferred Compensation Plan Account(s) of a Participant who was a Director determined as of such Change in Control shall be paid out in a lump sum if such Participant makes an election pursuant to procedures established by the Trust Administrator, in its sole and absolute discretion. If no such election is made, the Director shall receive payment of his Accounts solely in accordance with Section 6 of this Schedule.

                                   SECTION 8

                            Miscellaneous Provisions

         8.1 Except for Sections 11.1 and 11.2 of the main body of the Plan, Sections 9, 10 and 11 of the main body of the Plan are hereby incorporated by reference into this Schedule. Any amendment to Sections 9, 10 and 11 of the main body of the Plan shall operate as an amendment to Sections 9, 10 and 11 of the Schedule except that Section 8.2 below shall set forth the sole method for amending and/or terminating this Schedule.

         8.2 Subject to Section 8.1, this Schedule may be amended or terminated at any time by the Board in its sole discretion at any time and from time to time by written resolution expressly modifying this Schedule provided, however, that no such amendment or termination shall impair any rights to any benefits that have accrued hereunder, and further provided that no such amendment or termination of the Plan shall be effective if such amendment or termination is made or is effective within a period that is (a) six (6) months before, or at any time after, a Preliminary Change in Control and (b) prior to (x) the earlier of such time as the Southern Committee shall have determined that the event that gave rise to such Preliminary Change in Control shall not be Consummated or (y) two years following the Southern Change in Control, unless such amendment or termination during such period has the effect of increasing benefits to Participants under the Plan, is determined by the Board of Directors to be immaterial, or applies solely to Directors, who in the case of a Southern Change in Control are not Directors on the date of the Southern Change in Control. Following a Southern Change in Control, nothing in this Section 8.2 shall prevent the Board of Directors from amending or terminating the Schedule as to any subsequent Southern Change in Control provided that no such amendment or termination shall impair any rights or reduce any benefits previously accrued under the Schedule as a result of a previous Southern Change in Control. It is the Company's intent that any modification to this Schedule shall not constitute nor shall it be interpreted to be a "material modification" of any right or feature of this Schedule as such term is defined under Section 409A of the Code, Internal Revenue Service Notice 2005-1, Treasury Regulation Section 1.409A-1 et seq., or any subsequent guidance promulgated by the Treasury Department, unless the Schedule is amended contemporaneously to comply with Code Section 409A.